Item 77C - SCUDDER VARIABLE SERIES II

Registrant incorporates by reference its Proxy Statement dated
November 18, 2005, filed on October 21, 2005 (Accession No.
0001193125-05-205713).

Shareholder Meeting Results:

The Annual Meeting of Stockholders (the "Meeting") of DWS
Core Income VIP (the "Portfolio"), was held on November 18,
2005, at the offices of Deutsche Investment Management Americas Inc. ("DeIM"), which is part of Deutsche Asset Management, 345 Park Avenue, New York, NY 10154. At the Meeting, the following matter was voted upon by the stockholders (the resulting votes are presented below).

1. To approve an Amended and Restated Investment Management
Agreement between DeIM and the Portfolio:

Number of Votes:

For		Against		Abstain

18,762,395	363,523		1,458,292

2. To approve a new Sub-Advisory Agreement between the DeIM, on behalf of the Portfolio, and Aberdeen Asset Management, Inc.:

Number of Votes:

For		Against		Abstain

18,733,967	364,585		1,485,657

Registrant incorporates by reference its Proxy Statement dated
September 22, 2005, filed on September 22, 2005 (Accession No.
0001193125-05-189899).

Shareholder Meeting Results:

The Annual Meeting of Shareholders (the "Meeting") of DWS Salomon Aggressive Growth VIP (the "Portfolio"), was held on October 21, 2005, at the office of Deutsche Investment Management Americas Inc. ("DeIM"), which is part of Deutsche Asset Management, 345 Park Avenue, New York,
NY 10154. At the Meeting, the following matter was voted upon by the shareholders (the resulting votes are presented below).

1. To approve an Amended and Restated Investment Management
Agreement between DeIM and the Portfolio:

Number of Votes:

Affirmative	Against		Abstain

3,983,737	94,156		333,050

2. To approve a new Sub-Advisory Agreement between the DeIM, on behalf of the Portfolio, and Salomon Brothers Asset Management Inc.:

Number of Votes:

Affirmative	Against		Abstain

3,962,802	112,845		335,296


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